UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

Vision-Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (845) 365-0600

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14[a-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Director

 (d) On December 15, 2010, the Board of Directors (the “Board”) of Vision-Sciences, Inc. (the “Company”) elected Dr. Bruce Polsky to serve on its Board as a Class II director, filling a vacancy on the Board.  The Board has made a determination that Dr. Polsky is an independent director within the meaning of the Nasdaq and Securities and Exchange Commission rules.  There is no arrangement or understanding between Dr. Polsky and any other person pursuant to which he was appointed as a director.

Dr. Polsky was elected as a Class II director, to serve until the Company’s 2011 annual shareholders’ meeting, or such later date, if reelected at the Company’s next annual shareholders’ meeting, expected to be held in September 2011.  Dr. Polsky was appointed to serve as a member of the Governance and Nominating Committee. In connection with Dr. Polsky’s election as director, Dr. Polsky was granted non-statutory stock options to purchase 10,000 shares of the Company’s Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends, recapitalizations or other similar changes in capitalization) under the Company’s 2003 Director Stock Option Plan.

On December 15, 2010, the Company issued a press release announcing Dr. Polsky’s election, a copy of which is attached as Exhibit 99.1 hereto.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 15, 2010, the Company held a special meeting (the “Special Meeting”) of its shareholders to approve amendments to the Company’s certificate of incorporation (the “Amendment”).  A summary of the Amendment is contained in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 2, 2010.  Holders of a majority of the shares of the Company’s Common Stock voted (in proxy or in person) at the Special Meeting to approve the Amendment.

The Amendment was subsequently filed with the Secretary of State of the State of Delaware and effective as of December 15, 2010.  A copy of the Amendment is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Copy of the Company’s press release dated December 15, 2010 announcing the appointment of Dr. Bruce Polsky as a director on the Company’s Board.

99.2	Amendment to the Company's Certificate of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

	By:	/s Warren Bielke
		Name:	Warren Bielke
		Title:	Interim Chief Executive Officer
Date: December 15, 2010

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